UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 1, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) entered into an equity commitment agreement (“Equity Commitment Agreement”) with Vintage Capital Management, LLC (“Vintage”) to fully backstop the Company’s planned rights offering (“Rights Offering”) for the purpose of providing at least $182 million of new capital. The Equity Commitment Agreement provides for a backstop commitment from Vintage to purchase shares of Company’s common stock, $0.01 par value (“Common Stock”), representing any unsold portion of the Rights Offering at a price of $3.00 per share of Common Stock. The offering, issuance, and distribution of the shares of the Common Stock in connection with the Equity Commitment Agreement, if any, will be exempt from the registration requirements of section 5 of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

The offering, issuance, and distribution of the shares of the Company’s common stock to Vintage in connection with the Equity Commitment Agreement, if any, will be exempt from the registration requirements of section 5 of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

As previously disclosed, the Company and Vintage are also party to an agreement, dated as of January 3, 2018, among the Company, Vintage, Kahn Capital Management, LLC, and Brian R. Kahn, pursuant to which the Company has agreed, among other matters, to appoint certain nominees to the board of directors (the “Board”) of the Company, subject to certain conditions.

The foregoing description of the Equity Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Commitment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 2, 2018, E. James Ferland, Stephen G. Hanks, Brian K. Ferraioli and Larry L. Weyers have resigned as directors of the Company. The resignation of Messrs. Ferland, Hanks, Ferraioli and Weyers was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 1, 2018, the Company and Mr. Ferland entered into a Supplement No. 2 (the “Supplement”) to the Employment Agreement, dated as of January 31, 2018, between the Company and Mr. Ferland. Pursuant to the Supplement, Mr. Ferland agreed to resign as Chairman and member of the Board effective March 2, 2018.

The foregoing description of the Supplement does not purport to be complete and is qualified in its entirety by reference to the Supplement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, on March 1, 2018, the Company entered into an amendment (“Amendment”) to the Credit Agreement, dated as of May 11, 2015 (the “Credit Agreement”). The Amendment, among other matters, temporarily waived certain defaults and events of default under the Credit Agreement that were breached on December 31, 2017 or that may occur in the future, with certain amendments effective immediately and other amendments effective upon the completion of the Rights Offering and the repayment of the outstanding balance of the Company’s second lien term loan facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Equity Commitment Agreement, dated March 1, 2018, by and between Babcock & Wilcox Enterprises, Inc. and Vintage Capital Management, LLC
10.2	Supplement to Employment Agreement, dated March 1, 2018, by and between Babcock & Wilcox Enterprises, Inc. and E. James Ferland
10.3
Amendment No. 5 dated March 1, 2018, to Credit Agreement, dated as of May 11, 2015, among Babcock & Wilcox Enterprises, Inc., as the borrower, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

March 5, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary